EXHIBIT 21
                                                                      ----------
                             SCHOLASTIC CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


DOMESTIC SUBSIDIARIES                                             STATE OF
---------------------                                             --------
                                                                  INCORPORATION
                                                                  -------------

Scholastic Inc.                                                   New York
Scholastic Book Fairs, Inc. *                                     New York
Scholastic Book Services, Inc.                                    Delaware
California School Book Fairs, Inc. *                              California
Arizona School Book Fairs, Inc.                                   Arizona
Scholastic Book Clubs, Inc.                                       Missouri
Scholastic Entertainment Inc. (formerly Scholastic                New York
     Productions, Inc.)
SE Distribution Inc.                                              Delaware
Scholastic UK Group Ltd. (formerly Scholastic                     Delaware
     Publications (Magazines), Ltd.)
Read Street Book Fairs, Inc. *                                    Delaware
Trumpet Book Clubs, Inc. **                                       Delaware
Weston Woods Studios, Inc.                                        Delaware
Lectorum Publications, Inc.                                       New York
The Electronic Bookshelf, Inc.                                    Indiana


FOREIGN SUBSIDIARIES                                              JURISDICTION
--------------------                                              ------------

Scholastic Australia Pty. Ltd.                                    Australia
Bookshelf Publishing Australia Pty. Ltd.                          Australia
Troll School Book Clubs and Fairs Australia Pty. Ltd.             Australia
Scholastic Australia Superannuation Pty. Ltd.                     Australia
Scholastic Executive Superannuation Pty. Ltd.                     Australia
Oldmeadow Booksellers (Aust.) Pty. Ltd.                           Australia
Scholastic (Barbados), Inc.                                       Barbados
Scholastic Canada Ltd.                                            Canada
Scholastic Productions Canada Ltd.                                Canada
Scholastic Bookfairs Canada Inc.                                  Canada
Scholastic Ltd.                                                   England
School Book Fairs Ltd.                                            England
Scholastic Book Clubs Ltd.                                        England
Red House Books Ltd.                                              England
Scholastic Publication Ltd.                                       England
Scholastic Educational Magazines Ltd.                             England


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Red House Book Clubs Ltd.                                         England
Scholastic Hong Kong Limited                                      Hong Kong
School Book Fairs Ltd.                                            Ireland
Scholastic India Private Limited                                  India
Scholastic Mexico, S.A. de C.V.                                   Mexico
Scholastic New Zealand Ltd. (formerly known as Ashton             New Zealand
     Scholastic Ltd.)


* Effective June 1, 1998, Scholastic Book Fairs Inc., California School Book Fairs, Inc. and Read Street Book Fairs, Inc. were merged into Scholastic Inc.

** Effective June 1, 1998, Trumpet Book Clubs, Inc. was merged into Scholastic
   Book Clubs, Inc.




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